Exhibit 99.3

                             EXERCISE AGREEMENT
                             ------------------

To:     IGI, Inc.

Dated:  June 25, 2002


      The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-l), hereby agrees to subscribe for the purchase of 1,907,543 shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

      [X]   Check Box for Net Issue Exercise

                               AMERICAN CAPITAL STRATEGIES, LTD.


                               By:  /s/ Ira Wagner
                                    ------------------------------------
                                    Ira Wagner, Executive Vice President
                                    and Chief Operating Officer


                               Address: 2 Bethesda Metro Center, 14th Floor
                                        Bethesda, Maryland 20814